UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: July 29, 2015
(Date of earliest event reported)

SUN COMMUNITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-12616	38-2730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27777 Franklin Rd.
Suite 200
Southfield, Michigan	48034
(Address of Principal Executive Offices)	(Zip Code)

(248) 208-2500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 29, 2015, Sun Communities, Inc. (the “Company”) entered into a Repurchase Agreement (the “Repurchase Agreement”) with Green Courte Real Estate Partners II, LLC, GCP Fund II REIT, LLC, and GCP Fund II Ancillary Holding, LLC, (collectively, the “Green Courte Entities”). Pursuant to the Repurchase Agreement, the Green Courte Entities or any of their permitted assignees have the right to require the Company to purchase up to 5,926,322 shares of the Company’s 6.50% Series A-4 Cumulative Convertible Preferred Stock, par value $0.01 per share (the “Series A-4 Preferred Shares”), at a purchase price equal to $31.08 per share (the “Sale Price”). The Sale Price consists of a price per share of $30.90 plus $0.18 for accrued and unpaid distributions from and including June 30, 2015 to, but not including, August 10, 2015. The sale right contained in the Repurchase Agreement will expire on August 10, 2015. Each Series A-4 Preferred Share has a liquidation preference of $25.00 per share, and is convertible into approximately 0.4444 shares of the Company’s common stock.

There are 6,364,770 Series A-4 Preferred Shares currently issued and outstanding. Green Court Real Estate Partners III, LLC and certain affiliated entities own 438,448 Series A-4 Preferred Shares, which are not subject to the Repurchase Agreement. The Company issued all of the Series A-4 Preferred Shares and certain other securities to the Green Courte Entities, Green Court Real Estate Partners III, LLC and certain of their affiliates in connection with the Company’s acquisition of 58 manufactured home communities and related transactions with the Green Courte Entities, Green Court Real Estate Partners III, LLC and certain of their affiliates.

Each of Randall K. Rowe and James R. Goldman is a director of the Company. The indirect managing member of each of the Green Courte Entities is Green Courte Partners, LLC, which is wholly owned by Mr. Rowe. Mr. Goldman is the Vice Chairman of Green Courte Partners, LLC. Mr. Rowe and Mr. Goldman beneficially own 145,732 and 22,577, respectively, of the Series A-4 Preferred Shares that are subject to the Repurchase Agreement. In addition, 10,893 Series A-4 Preferred Shares that are subject to the Repurchase Agreement are held by Green Courte Partners, LLC. Each of Mr. Rowe and Mr. Goldman disclaims any beneficial ownership of the shares held by Green Courte Partners, LLC, except to the extent of his pecuniary interest therein. The extent of such pecuniary interest cannot be determined as of the date of report.

The foregoing description of the Repurchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Repurchase Amendment, a copy of which is attached hereto as Exhibit 10.1, and the terms of which are incorporated by reference herein.

The foregoing description of the repurchase agreement is not an offer to purchase nor a solicitation of an offer to sell the Series A-4 Preferred Shares.

Item 2.02	Results of Operations and Financial Condition

On July 30, 2015, the Company issued a press release, furnished as Exhibit 99.1 and incorporated herein by reference, announcing its financial results for the period ended June 30, 2015, and certain other information.

The Company will hold an investor conference call and webcast at 11:00 a.m. ET on July 30, 2015 to disclose and discuss the financial results for the period ended June 30, 2015.

The information contained in this Item 2.02, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.
10.1	Repurchase Agreement dated July 29, 2015, by and among Green Courte Real Estate Partners II, LLC, GCP Fund II REIT, LLC, GCP Fund II Ancillary Holding, LLC and Sun Communities, Inc.
99.1	Press release issued July 30, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN COMMUNITIES, INC.
Dated: July 30, 2015	By:	/s/ Karen J. Dearing
Karen J. Dearing, Executive Vice President, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Repurchase Agreement dated July 29, 2015, by and among Green Courte Real Estate Partners II, LLC, GCP Fund II REIT, LLC, GCP Fund II Ancillary Holding, LLC and Sun Communities, Inc.
99.1	Press release issued July 30, 2015